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                                                                    EXHIBIT 99.4

EXABYTE CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA  02205-9398

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VOTE BY TELEPHONE                                              VOTE BY INTERNET
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It's fast, convenient, and immediate!                          It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                           confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:                                  FOLLOW THESE FOUR EASY STEPS:

1.       READ THE ACCOMPANY PROXY                              1.       READ THE ACCOMPANY PROXY
         STATEMENT/PROSPECTUS AND PROXY CARD                            STATEMENT/PROSPECTUS AND PROXY CARD

2.       CALL THE TOLL-FREE NUMBER                             2.       GO TO THE WEBSITE
         1-877-RX-VOTE (1-877-779-8683).                                HTTP://WWW.EPROXYVOTE.COM/EXBT

3.       ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER              3.       ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
         LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.                    LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.       FOLLOW THE RECORDED INSTRUCTIONS.                     4.       FOLLOW THE RECORDED INSTRUCTIONS.
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YOUR VOTE IS IMPORTANT!                                        YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                                   GO TO HTTP://WWW.EPROXYVOTE.COM/EXBT ANYTIME!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2A, 2B AND 3. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY
WILL BE VOTED FOR PROPOSALS 1, 2A, 2B AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE ACCOMPANY PROXY STATEMENT. IF
SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

1. To consider and vote on a proposal to approve and adopt     3. To consider and vote upon a proposal to amend Exabyte's
the Agreement and Plan of Merger among Exabyte                 Restated Certificate of Incorporation to effect a reverse split
Corporation, Bronco Acquisition, Inc., Ecrix Corporation,      of Exabyte's outstanding common stock by a ratio of up to
and others and to approve the issuance of Exabyte common       one-for-ten and authorize the Exabyte Board of Directors to
stock and preferred stock in conjunction with the merger.      determine the exact ratio within that range.

FOR        AGAINST            ABSTAIN                          FOR        AGAINST            ABSTAIN
[ ]        [ ]                [ ]                              [ ]        [ ]                [ ]

2. To consider and vote separately on two proposals to increase the authorized shares of Exabyte,

     A.  A proposal to amend Exabyte's Restated                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]
         Certificate of Incorporation to increase the          Please sign exactly as your name appears on this card.
         authorized common stock to 100,000,000 shares; and    If the stock is registered in the names of two or more
                                                               persons, each should sign. Executors, administrators,
FOR        AGAINST            ABSTAIN                          trustees, guardians and attorney-in-fact should add their
[ ]        [ ]                [ ]                              titles. If signer is a corporation, please give full
                                                               corporate name and have a duly authorized officer
     B.  A proposal to amend Exabyte's Restated                sign, stating title. If signer is a partnership,
         Certificate of Incorporation to increase the          please sign in partnership name by authorized person.
         authorized preferred stock to 30,000,000 shares.

FOR        AGAINST            ABSTAIN
[ ]        [ ]                [ ]

Signature:                          Date:            Signature:                             Date:
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                                      PROXY

                               EXABYTE CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON ___________, 2001.

         The undersigned hereby appoints William L. Marriner and Stephen F. Smith, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exabyte Corporation (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado 80301 on ______, __________, 2001 at 9 a.m., and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         ON THE REVERSE SIDE OF THIS CARD ARE INSTRUCTIONS ON HOW TO GRANT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET, AS PERMITTED BY DELAWARE LAW. THE NAMED PROXIES ARE AUTHORIZED TO VOTE YOUR SHARES AS IF YOU MAILED IN YOUR COMPLETED PROXY CARD.

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SEE REVERSE SIDE       CONTINUED ON REVERSE SIDE                SEE REVERSE SIDE
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